                                                                    EXHIBIT 4.09

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of July 6, 1998 (the "EFFECTIVE DATE"), by and between VeriSign, Inc., a Delaware corporation ("VERISIGN"), and the persons and entities listed on Exhibit A hereto (collectively, the "SHAREHOLDERS" and each individually, a
   ---------
"SHAREHOLDER") who immediately prior to the Effective Time of the Merger (as defined below) are all of the shareholders of SecureIT, Inc., a Georgia corporation (the "COMPANY").

                                R E C I T A L S
                                ---------------

          A. The Company, VeriSign, VeriSign Merger Corp., a Georgia corporation and wholly owned subsidiary of VeriSign ("NEWCO"), and the Shareholders have entered into an Agreement and Plan of Reorganization dated as of July 6, 1998 (the "PLAN"). Pursuant to the Plan, Newco is to be merged with and into the Company in a statutory merger (the "MERGER"), with the Company to be the surviving corporation of the Merger and thus becoming a wholly owned subsidiary of VeriSign. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Plan.

          B. As a condition precedent to the consummation of the Merger, the Plan provides that the Shareholders shall be granted certain piggyback and Form S-3 registration rights with respect to the shares of VeriSign Common Stock that are issued to them upon the conversion of their shares of SecureIT Common Stock in the Merger pursuant to Section 1.1.1 of the Plan, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.  REGISTRATION RIGHTS

    1.1  Certain Definitions.  For purposes of this Agreement:
         -------------------
         1.1.1  Act.  The term "Act" means the U.S. Securities Act of 1933, as
                ---
amended, or any successor law.

         1.1.2  1934 Act.  The term "1934 Act" means the U.S. Securities
                --------
Exchange Act of 1934, as amended, or any successor law.

         1.1.3  Registration.  The terms "REGISTER," "REGISTERED," and
                ------------
"REGISTRATION" refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

         1.1.4  Registrable Securities.  The term "REGISTRABLE SECURITIES"
                ----------------------
means: (i) the shares of VeriSign Common Stock that are issued to the Shareholders in the Merger pursuant to Section 1.1.1 of the Plan upon the conversion of the outstanding shares of SecureIT Common
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Stock that are owned and held by the Shareholders immediately prior to the
Effective Time; and (ii) any shares of VeriSign Common Stock that may be issued as a dividend or other distribution (including shares of VeriSign Common Stock issued in a subdivision and split of VeriSign's outstanding Common Stock) with respect to, or in exchange for or in replacement of, shares of VeriSign Common Stock described in clause (i) of this Section 1.1.4 or in this clause (ii); excluding in all cases, however, any such shares that are: (a) sold by a person
---------
in a transaction in which rights under this Agreement are not assigned in accordance with the terms of this Agreement; (b) sold pursuant to a registration statement filed pursuant to this Agreement; or (c) sold pursuant to Rule 144 promulgated under the Act or otherwise sold to the public. Only shares of VeriSign Common Stock shall be Registrable Securities. Except as provided in clause (ii) of the first sentence of this Section 1.1(d), without limitation, the term "Registrable Securities" does not include: (i) any shares of VeriSign
                                       ---
Common Stock that were not issued to the Shareholders in the Merger; or (ii) any shares of VeriSign Common Stock that are issued or issuable upon the exercise of any VeriSign Options that are issued to the Shareholders pursuant to Section
1.1.5 of the Plan upon the conversion of outstanding SecureIT Options in the Merger.

          1.1.5  Holder.  The term "HOLDER" means the original holder of any
                 ------
Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

          1.1.6  SEC.  The term "SEC" or "COMMISSION" means the U.S. Securities
                 ---
and Exchange Commission.

          1.1.7  Form S-3.  The term "FORM S-3" means a Form S-3 registration
                 --------
statement under the Act, as such is in effect on the Effective Date, or any successor registration statement form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by VeriSign with the SEC.

          1.1.8  Rule 415.  The term "RULE 415" means Rule 415 under the Act, as
                 --------
such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     1.2  Amendment of Prior Rights Agreement.  VeriSign agrees to use its
          -----------------------------------
best efforts to effect an amendment (the "AMENDMENT") to that certain Amended and Restated Investors' Rights Agreement dated as of November 15, 1996 (the "PRIOR RIGHTS AGREEMENT") and entered into between VeriSign and certain stockholders of VeriSign (the "PRIOR RIGHTS HOLDERS") to provide for the inclusion of the Holders' Registrable Securities in any Demand Registration pursuant to Section 1.3.4(a) below. The rights granted to the Holders pursuant to this Agreement shall be subject to the restrictions on subsequent registration rights set forth under Section 1.14 of the Prior Rights Agreement, subject to the Amendment.

     1.3  Piggyback Registration Rights
          -----------------------------

          1.3.1 In the event that VeriSign proposes to register an underwritten offering of any shares of Common Stock pursuant to Section 1.2 of the Prior Rights Agreement (a "DEMAND REGISTRATION"), or for its own account ("COMPANY REGISTRATION"), under the Act (other than for

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an offering primarily or exclusively to employees, or in connection with the acquisition of the assets or shares of, or merger or consolidation with, another corporation, or in connection with an offering of debt securities), following the Pooling Lockup Termination Date (as defined in Section 1.14 below) and prior to January 30, 1999 (a "PIGGYBACK REGISTRATION"), VeriSign shall notify the Holders at least 30 days prior to the filing of any such registration form with the SEC, and will, subject to Section 1.2 hereof, use its best efforts to include in such registration up to twenty-five percent (25%) of the aggregate Registrable Securities held by each of the Holders as of immediately following the Effective Date (the "PIGGYBACK REGISTRABLE PORTION") with respect to which VeriSign has received a written request for inclusion within 15 days after such notice. Each such request shall specify the number of shares such Holder wishes to include in such registration statement and shall contain an undertaking from the Holder to provide all such information and material and to take all such actions as may be reasonably required by VeriSign in order to permit VeriSign to comply with all applicable federal and state securities laws. In the event that VeriSign receives requests from the Holders to include a number of Registrable Securities in the Piggyback Registration that exceeds the Piggyback Registrable Portion, the number of Registrable Securities that may be included in such registration shall be the Piggyback Registrable Portion, allocated among the Holders requesting registration on a pro rata basis in accordance with the number of Registrable Securities held by each such Holder on the Effective Date.

          1.3.2 VeriSign shall pay all registration and filing fees, fees and expenses of compliance with federal and state securities laws, printing expenses, messenger and delivery expenses, accounting fees and the reasonable fees and disbursements of counsel for VeriSign and one counsel for the Holders in connection with a Piggyback Registration. Each Holder participating in the Piggyback Registration shall bear such Holder's proportionate share (based on the total number of shares sold in such registration for the account of such Holder) of all discounts, sales commissions or similar selling charges payable to underwriters or brokers in connection with such offering.

          1.3.3 In the event that such Demand Registration or Company Registration is an underwritten registration, VeriSign will use its best efforts to include the shares required to be registered under this Section 1.3 in such underwriting. The right of any Holder to include his Registrable Securities in an underwritten registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting by VeriSign. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to VeriSign and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

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          1.3.4     Notwithstanding any other provision of this Agreement:
          (a) provided the Amendment has been approved in accordance with
Section 1.2 above, in connection with a Demand Registration, if the underwriter advises the Initiating Holders (as defined in the Prior Rights Agreement) in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among the Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities owned by all Holders and Prior Rights Holders, in accordance with Section 1.2(b) of the Prior Rights Agreement as if the Holders under this Agreement were "Holders" thereunder.

          (b) provided that the Amendment has not been approved in accordance with Section 1.2 above, in connection with a Demand Registration, if the underwriter advises the Initiating Holders (as defined in the Prior Rights Agreement) in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be reduced to the extent that such reduction is necessary so that the number of VeriSign securities registrable in such registration under Section 1.2 of the Prior Rights Agreement is not reduced, and any remaining Registrable Securities registrable in such registration shall be allocated among the Holders thereof in proportion (as nearly as practicable) to the amount of Registrable Securities owned by all Holders.

          (c) in connection with an underwritten Company Registration, if the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by VeriSign that the underwriters determine in their sole discretion is compatible with the success of the offering, then VeriSign shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); provided that in no event shall the amount of securities sold by the selling Holders included in the offering be reduced below five percent (5%) of the total amount of securities included in such offering.

     1.4  Reporting.  With a view to making available to the Holders the
          ---------
benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public on Form S-3 or without registration, VeriSign agrees to use its best efforts to:

          (a) At all times make and keep public information available, as those terms are understood and defined in SEC Rule 144 under the Act and Item I.A.3 of Form S-3 or any similar or analogous rule or form;

          (b) File with the SEC, in a timely manner, all reports and other documents required of VeriSign under the Act and 1934 Act; and

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

          (c) So long as the Holders own any Registrable Securities, furnish to any Holder forthwith upon written request: a written statement by VeriSign as to its compliance with the reporting requirements of said Rule 144 of the Act and of the 1934 Act; a copy of the most recent annual or quarterly report of VeriSign; and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     1.5  Form S-3 Shelf Registration.
          ---------------------------

          1.5.1     Filing and Registration Period.  In the event that,
                    ------------------------------
following January 30, 1999, VeriSign receives a written request from a Holder that VeriSign effect a Registration on Form S-3 and any related qualification or compliance with respect to Registrable Securities held by such Holder, then as soon as practicable thereafter, and consistent with the requirements of applicable law, VeriSign shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 (the "SHELF REGISTRATION"). In the event that VeriSign has not effected a Piggyback Registration prior to January 30, 1999, the Shelf Registration shall cover fifty percent of the Registrable Securities then outstanding. In the event that a Piggyback Registration covering all or part of the Piggyback Registrable Portion has been effected prior to such date, the Shelf Registration shall cover (i) twenty five percent (25%) of the Registrable Securities outstanding as of the Effective Date, and (ii) that number of Registrable Securities consisting of the Piggyback Registrable Portion remaining unsold by the Holders as of January 30, 1999. The amount of Registrable Securities covered by the Shelf Registration shall be hereinafter referred to as the "FORM S-3 REGISTRABLE PORTION." VeriSign shall use its best efforts to have such Shelf Registration declared effective as soon as practicable after its filing and to keep the Shelf Registration effective under the Act for a continuous period of time (such period of time being hereinafter called the "REGISTRATION PERIOD") commencing on the date the Shelf Registration is declared effective under the Act by the SEC (the "DATE OF EFFECTIVENESS") and ending on the first (1st) anniversary of the Effective Time. VeriSign shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period.

          1.5.2     Subsequent Registration.  If the Shelf Registration or a
                    -----------------------
Subsequent Registration (as defined below) ceases to be effective for any reason at any time during its Registration Period, then VeriSign shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within 15 days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Form S-3 Registrable Portion (a "SUBSEQUENT REGISTRATION"). If a Subsequent Registration is filed, VeriSign shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

          1.5.3     Supplements and Amendments.  Subject to the provisions of
                    --------------------------
Section 1.5.7, VeriSign shall supplement and amend the Shelf Registration if, as and when required by the Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by VeriSign for such Shelf Registration.

          1.5.4     Timing and Manner of Sales.  Any sale of Registrable
                    --------------------------
Securities pursuant to the Shelf Registration hereunder may be made only during a "Permitted Window" (as defined in Section 1.5.7 below). In addition, any sale of Registrable Securities pursuant to the Shelf Registration may only be made in accordance with the method or methods of distribution of such Registrable Securities as described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable), which methods of distribution will be specified by the Holders in their Notice of Resale (as defined below). A Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides VeriSign with a written opinion of counsel, reasonably satisfactory to counsel to VeriSign, that such offer and sale is an exempt transaction under the Act and applicable state securities laws, complies with all requirements for such exemption(s) and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, is applicable).

          1.5.5     Trading Limits.  Commencing upon the Date of Effectiveness,
                    --------------
during any consecutive three month period in the Registration Period, the Shareholders, collectively, may not sell an amount of Registrable Securities pursuant to the Shelf Registration Statement that, in the aggregate, exceeds the greater of (i) one percent (1%) of the outstanding shares of VeriSign Common Stock (as indicated in VeriSign's then most recent published report), or (ii) the average weekly reported volume of trading in VeriSign Common Stock on Nasdaq during the four calendar weeks prior to the date of execution of the sale of Registrable Securities. Such volume limitations shall be allocated pro rata among the Shareholders.

          1.5.6     Notice of Resale.  Before a Holder may make any sale,
                    ----------------
transfer or other disposition of any Registrable Securities during the Registration Period, such Holder must first give written notice to VeriSign (a "NOTICE OF RESALE") of such Holder's present intention to sell, transfer or otherwise dispose of some or all of such Holder's Registrable Securities, and the number of Registrable Securities such Holder proposes to sell, transfer or otherwise dispose of. In addition, a Notice of Resale shall contain the information required to be included therein under Section 1.5.4 and Section 1.5.7.

          1.5.7     Permitted Window; Sale Procedures.
                    ---------------------------------

                    (i) A "PERMITTED WINDOW" is a period of twenty (20) consecutive calendar days commencing upon VeriSign's written notification to the Shareholders in response to a Notice of Resale that the prospectus contained in the Form S-3 registration statement filed pursuant to this Agreement is available to be used for resales of Registrable Securities pursuant to the Shelf Registration (or a Subsequent Registration, as applicable).

                    (ii) Before a Holder can make a sale of any Registrable Securities, and in order to cause a Permitted Window to commence, a Holder or Holders of Registrable Securities must first give VeriSign a Notice of Resale indicating such Holder's or Holders' intention to sell Registrable Securities pursuant to the Shelf Registration (or Subsequent Registration, as applicable). A Holder is not required to sell any Registrable Securities

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notwithstanding the giving of a Notice of Resale by such Holder and a Holder may give Notices of Resale from time to time hereunder during the Registration
Period.

                    (iii) Upon receipt of such Notice of Resale (unless, a
                                                                 ------
certificate of the President or the Chief Financial Officer of VeriSign is delivered as provided in Section 1.6.2 below), VeriSign will give written notice to the Holder or Holders who gave such Notice of Resale as soon as practicable, but in no event more than seven (7) business days after VeriSign's receipt of such Notice of Resale that either: (a) the prospectus contained in the registration statement for the Shelf Registration (or Subsequent Registration, if applicable) is current (it being acknowledged that it may be necessary for VeriSign during this period to supplement the prospectus or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current) and that the Permitted Window will commence on the date of such notice by VeriSign; or (b) that VeriSign is required under the Act and the regulations thereunder to amend the registration statement in order to cause the prospectus to be current. In the event that VeriSign determines that an amendment to the registration statement is necessary as provided above, it will promptly file and use its best efforts to cause such amendment to become effective as soon as practicable; whereupon it will notify the Shareholders that the Permitted Window will then commence.

          1.5.8     Trading Window Compliance.  The Shareholders acknowledge
                    -------------------------
that VeriSign maintains an Insider Trading Compliance Program and an Insider Trading Policy, as such may be amended (the "VERISIGN TRADING POLICY") and that the VeriSign Trading Policy requires that those directors, officers, employees and other persons whom VeriSign reasonably determines to be "Access Persons" or otherwise subject to the "trading window" and pre-clearance requirements of the VeriSign Trading Policy (and members of their immediate families and households) are permitted to effect trades in VeriSign securities: (i) only during those specified time periods ("TRADING WINDOWS") in which such persons are permitted to make sales, purchases or other trades in VeriSign's securities under the "trading window" provisions of the VeriSign Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with VeriSign's Compliance Officer (as defined in the VeriSign Trading Policy). If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the VeriSign Trading Policy described above, then, notwithstanding anything herein to the contrary (including without limitation the provisions of Section 1.5.7), such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such VeriSign Access Persons are permitted to effect trades in VeriSign stock under the VeriSign Trading Policy and only after pre-clearing such trades with VeriSign's Compliance Officer as provided in the VeriSign Trading Policy. When and if applicable, VeriSign shall notify Holders in writing of the commencement or expiration of each trading window not clearly scheduled pursuant to the VeriSign Trading Policy within at least one (1) trading day prior to the commencement or expiration of such trading window, as applicable.

     1.6  Limitations.  Notwithstanding the provisions of Section 1.5 above,
          -----------
VeriSign shall not be obligated to effect any such registration, qualification or compliance of Registrable Securities pursuant to this Agreement, or the Holders shall not be entitled to sell Registrable Securities pursuant to the registration statement, as applicable:

          (i) if Form S-3 is not then available for such offering by the Holders;

          (ii) if VeriSign shall furnish to the Holders a certificate signed by the President or Chief Financial Officer of VeriSign stating that, in the good faith judgment of the Board of Directors of VeriSign, following consultation with legal counsel, it would be seriously detrimental to VeriSign and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material development or potential material development involving VeriSign which VeriSign would be obligated to disclose in the prospectus contained in the Shelf Registration, which disclosure would, in the good faith judgment of the Board of Directors of VeriSign, be premature or otherwise inadvisable at such time or would have a material adverse affect upon VeriSign and its stockholders, in which event VeriSign will have the right to defer a Permitted Window for a period of not more than forty five (45) days after receipt of a Notice of Resale from the Holder or Holders pursuant to
Section 1.5; provided, however, that VeriSign may so postpone a Permitted Window
             --------  -------
no more than twice during the Registration Period; and provided further, that if
                                                       -------- -------
VeriSign so postpones a Permitted Window, then notwithstanding the last sentence of Section 1.5.1, the Registration Period of the Shelf Registration shall be extended by a period of time equal to the period of postponement (subject to the provisions of Sections 1.7 and 1.13 below).

          (iii) if VeriSign is acquired and its Common Stock ceases to be publicly traded; or

          (iv) in any particular jurisdiction in which VeriSign would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless VeriSign is already subject to service of process in such jurisdiction.

     1.7  Shares Otherwise Eligible for Resale.  Notwithstanding anything
          ------------------------------------
herein to the contrary, VeriSign shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance of Registrable Securities held by any particular Holder:

          (a) if VeriSign or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three
(3) month period without registration under the Act pursuant to the provisions of Rule 144 promulgated under the Act (or successor provisions), or otherwise;

          (b) if legal counsel to VeriSign shall deliver a written opinion to VeriSign, its transfer agent and the Holders, in form and substance reasonably acceptable to VeriSign, to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three (3) month period without registration under the Act pursuant to the provisions of Rule 144 promulgated under the Act, or otherwise; or

               (c) after expiration or termination of the Registration Period.

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

     1.8  Expenses.  VeriSign shall pay all expenses incurred by VeriSign
          --------
in connection with the Shelf Registration and any Subsequent Registration (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees.

     1.9  Obligations of VeriSign.  Subject to Sections 1.5, 1.6 and 1.7
          -----------------------
above, when required to effect the registration of any Registrable Securities under the terms of this Agreement, VeriSign will, as expeditiously as reasonably possible:

          (i) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

          (ii) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that VeriSign will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless VeriSign is already so qualified or subject to service of process, respectively, in such jurisdiction; and

          (iii) promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event known to VeriSign's Chief Executive Officer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     1.10  Furnish Information.  It shall be a condition precedent to the
           -------------------
obligations of VeriSign to take any action pursuant to this Agreement that the selling Holders will furnish to VeriSign such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as shall be reasonably required to timely effect the registration of their Registrable Securities.

     1.11  Delay of Registration.  No Holder will have any right to obtain
           ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     1.12  Indemnification.
           ---------------

           1.12.1.   By VeriSign.  To the extent permitted by law, VeriSign will
                     -----------
indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several) to which such Holder may become subject under the Act, the 1934 Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

          (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by VeriSign pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

          (ii) the omission or alleged omission to state in such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          (iii) any violation or alleged violation by VeriSign of the Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any U.S. federal or state securities law in connection with the offering covered by such registration statement; provided however, that the indemnity agreement contained in this subsection
-------- -------
1.12.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of VeriSign (which consent shall not be unreasonably withheld), nor shall VeriSign be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

          1.12.2    By Selling Holders.  To the extent permitted by law, each
                    ------------------
selling Holder will indemnify and hold harmless VeriSign, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls VeriSign within the meaning of the Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which VeriSign or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse VeriSign or any such director, officer, controlling person, underwriter or other Holder for any legal or other expenses reasonably incurred by VeriSign or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred; provided, however, that the indemnity
                                          --------  ------
agreement contained in this subsection 1.12.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this subsection 1.12.2 in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          1.12.3    Notice.  Promptly after receipt by an indemnified party
                    ------
under this Section 1.12 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 1.12, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that: (i) VeriSign shall also have the right, at
         --------  -------
its option, to assume and control the defense of any action with respect to which VeriSign or any person entitled to be indemnified by the selling Holders under Section 1.12.2 is entitled to indemnification from the selling Holders; and (ii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.12, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.12.

          1.12.4    Defect Eliminated in Final Prospectus.  The foregoing
                    -------------------------------------
indemnity agreements of VeriSign and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "AMENDED PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage, at or prior to the time such action is required by the Act.

          1.12.5    Contribution.  In order to provide for just and equitable
                    ------------
contribution to joint liability under the Act in any case in which either (i) any Holder exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 1.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.12 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such selling Holder in circumstances for which indemnification is provided under this Section 1.12; then, and in each such case, VeriSign and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold by such Holder under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and VeriSign and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (a) no such Holder will be required
--------  -------
to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (f) Survival.  The obligations of VeriSign and Holders under this
              --------
Section 1.12 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

     1.13 Duration and Termination of VeriSign's Obligations.  VeriSign
          --------------------------------------------------
will have no obligations under this Agreement with respect to any Notice of Resale or other request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) if, in the opinion of counsel to VeriSign, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Act pursuant to Rule 144 promulgated under the Act or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to registrations effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

     1.14 Pooling Restrictions.  Notwithstanding anything herein to the
          --------------------
contrary, no Shareholder (or such Shareholder's assigns) will sell any Registrable Securities (whether pursuant to a registration or otherwise) until after VeriSign has publicly released a report including financial statements of VeriSign that include at least thirty (30) days of post-Merger combined operating results of VeriSign and the Company.

     1.15 Acknowledgment of Other Agreements.  The Holders acknowledge that
          ----------------------------------
the Prior Rights Holders pursuant to the Prior Rights Agreement currently hold certain S-3 and other registration rights that may enable such Prior Rights Holders to sell shares of VeriSign Common Stock during one or more Permitted Windows or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to the Shelf Registration) and that the Prior Rights Holders hold "piggyback registration rights" that may allow them to participate in a registration effected pursuant to this Agreement.

     1.16 "Market Stand-Off Agreement.  Each Shareholder hereby agrees
          ---------------------------
that, during the period of duration specified by VeriSign and an underwriter of Common Stock or other securities of VeriSign, following the effective date of a registration statement of VeriSign filed under the 1933 Act, it shall not, to the extent requested by VeriSign and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation short sale), grant any option to purchase or otherwise transfer of dispose of (other than to donees or other transferees pursuant to contractual obligations outstanding at the time of such request, provided such donees or transferees agree to be similarly bound) any securities of VeriSign held by it at any time during such period except Common Stock included in such registration; provided, however, that:
--------  -------

          (i) such agreement shall not exceed one hundred and eighty (180) days, unless such registration is a Demand Registration in which case such period will be one hundred and twenty (120) days; and

          (ii) all officers and directors of VeriSign and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements or VeriSign imposes stock transfer restrictions on such persons' shares pursuant to the following paragraph and provided further that the foregoing market standoff agreement
              -------- -------
shall not be applicable to a Shareholder holding less than 50,000 shares of Registrable Securities following the first anniversary of this Agreement.

          In order to enforce the foregoing covenant, VeriSign may impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the expiration of such period.

          This market standoff agreement shall terminate upon the termination of all registration rights granted under the Prior Rights Agreement.

2.   ASSIGNMENT

     Notwithstanding anything herein to the contrary, the rights of a Holder under this Agreement may be assigned (in whole or in part) only with VeriSign's express prior written consent, which may be withheld in VeriSign's sole discretion; provided, however, that the rights of a Holder under this
            --------  -------
Agreement may be assigned without VeriSign's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee
                                                --------
agrees in writing to be bound by all the obligations of the Holders under this Agreement. Any attempt to assign any rights of a Holder under this Agreement without VeriSign's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "PERMITTED ASSIGNEES" for purposes of this Section: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; and (b) the personal representative, custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder, (c) immediate family members of a Holder, and
(d) in the case of Jagtar S. Chaudhry and P. Jyoti Chaudhry, to Mahendra Vora in connection with a resolution of the Vora Litigation.

3.   GENERAL PROVISIONS

     3.1  Notices.  Unless otherwise provided, all notices, instructions
          -------
and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed delivered (i) when personally served or when delivered by telex or facsimile (to the telex or facsimile number of the person to whom the notice is given), (ii) the first business day following the date of deposit with an overnight courier service or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified, postage prepaid, addressed as follows: (a) if to VeriSign, at 1390 Shorebird Way, Mountain View, CA 94043, Attention: Chief Financial Officer, Facsimile Number: (650) 961-7300; and (b) if to a Shareholder, at such Shareholder's respective address as set forth on Exhibit A
                                                                      ---------
hereto. Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder.

     3.2  Entire Agreement.  This Agreement and the provisions of Section 1.7
          ----------------
of the Plan constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

     3.3  Amendment of Rights.  Any provision of this Agreement may be amended
          -------------------
and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of VeriSign and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section
3.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and VeriSign.

     3.4  Binding Effect of Agreement.  The terms of this Agreement shall
          ---------------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     3.5  Governing Law.  This Agreement will be governed by and construed
          -------------
exclusively in accordance with the internal laws of the State of California (excluding that body of law relating to conflict of laws and choice of law) and applicable federal law.

     3.6  Severability.  If one or more provisions of this Agreement are
          ------------
held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

     3.7  No Third Party Beneficiaries.  Nothing in this Agreement, express
          ----------------------------
or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     3.8  Captions.  The headings and captions to sections of this Agreement
          --------
have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.

     3.9  Counterparts.  This Agreement may be executed in counterparts,
          ------------
each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     3.10 Effectiveness of Agreement.  Regardless of when signed, this
          --------------------------
Agreement will not become effective or binding unless and until the Effective Time of the Merger.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

VERISIGN, INC.                         THE SHAREHOLDERS



By: /s/ Stratton Sclavos                /s/ Jagtar Chaudhry
   -----------------------             ---------------------------
                                       Jagtar S. Chaudhry

Title: Chief Executive Officer
      ---------------------------

                                        /s/ P. Jyoti Chaudhry
                                       ---------------------------
                                       P. Jyoti Chaudhry

                                        /s/ Jay W. Johnson
                                       ---------------------------
                                       Jay W. Johnson

                                        /s/ George Valente
                                       ---------------------------
                                       George and Lena Valente Foundation

                                        /s/ Surjit Kaur
                                       ---------------------------
                                       Surjit Kaur, Trustee for the Benefit of
                                       P. Jyoti Chaudhry and Simran Deep
                                       Chaudhry under Trust Agreement dated
                                       1/17/97

                                        /s/ Surjit Kaur
                                       ---------------------------
                                       Surjit Kaur, Trustee for the Benefit of
                                       P. Jyoti Chaudhry and Yash Paul Chaudhry
                                       under Trust Agreement dated 1/17/97


               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                        /s/ Surjit Kaur
                                       ---------------------------
                                       Surjit Kaur, Trustee for the Benefit of
                                       P. Jyoti Chaudhry and Samir Rishi
                                       Chaudhry under Trust Agreement dated
                                       1/17/97

                                        /s/ Surjit Kaur
                                       ---------------------------
                                       Surjit Kaur, Trustee for the Benefit of
                                       Manpreet Bains under Trust Agreement
                                       dated 1/19/97



               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------


                             LIST OF SHAREHOLDERS

                                           NUMBER OF SHARES OF VERISIGN
NAME AND ADDRESS                                COMMON STOCK HELD
----------------                           ----------------------------

Jagtar S. Chaudhry                                  210,951
9290 Chapelwood Drive
Alpharetto,  GA 30202

Facsimile No: (770) 248-1006

P. Jyoti Chaudhry                                 1,071,239
9290 Chapelwood Drive
Alpharetto,  GA 30202

Jay W. Johnson                                      100,531
[Address]

Facsimile No.:_______________

George  and Lena Valente Foundation                  82,403
44465 North El Macero
El Macero,  CA 95618

Surjit Kaur, Trustee for the Benefit of              65,922
P. Jyoti Chaudhry and Simran Deep
Chaudhry under Trust Agreement dated 1/17/98
9290 Chapelwood Drive
Alpharetto,  GA 30202]

Surjit Kaur, Trustee for the Benefit of              65,922
P. Jyoti Chaudhry and Yash Paul Chaudhry
under Trust Agreement dated 1/17/98
9290 Chapelwood Drive
Alpharetto,  GA 30202

Surjit Kaur, Trustee for the Benefit of              65,922
P. Jyoti Chaudhry and Samir Rishi Chaudhry
under Trust Agreement dated 1/17/98
9290 Chapelwood Drive
Alpharetto,  GA 30202

Surjit Kaur, Trustee for the Benefit of               3,296
Manpreet Bains under Trust Agreement
dated 1/19/98
9290 Chapelwood Drive
Alpharetto,  GA 30202